Exhibit 99.1

Vistaprint Investor Contact: Angela White 781-652-6480 ir@vistaprint.com or Media Contact: Jason Keith 781-652-6444 publicrelations@vistaprint.com
Vistaprint Agrees to Acquire Leading European Photo Book Provider Albumprinter
- Company to expand in European photo products market -
VENLO, the Netherlands, October 24, 2011 — Vistaprint N.V. (Nasdaq: VPRT), a leading online provider of professional marketing products and services to micro businesses and the home, today announced it has entered into a definitive agreement to acquire Albumprinter, a privately held Dutch photo book and photo product company, for €60 million payable at closing and up to an additional €5 million based on a performance based earn-out. This acquisition is in line with Vistaprint’s recently announced strategy to be more proactive in its evaluation of acquisition opportunities in adjacent markets.
Albumprinter, based in Amsterdam, with a manufacturing presence in the Hague, is one of the top providers of photo books in the estimated €400 million European online photo book market. With approximately €37 million in revenue in the trailing twelve months ended September 30, 2011, the company employs about 150 full-time employees, and has a primary market presence in the Netherlands, Belgium, the United Kingdom, Germany, France, Sweden and Norway. Through its award-winning proprietary front-end technology, automated manufacturing processes, customer service and marketing focus, the company processes thousands of orders per day through both a direct-to-consumer model via its brands Albelli, Bonusprint, and Önskefoto, and an indirect model, for which it has partnered with leading retail stores throughout Europe. See www.albumprinter.org for more details on the company.
This acquisition combines Vistaprint’s strengths of a pan-European customer base with Albumprinter’s specialized expertise and technology for the design and production of photo books. Vistaprint currently plans to promote the Albumprinter offering across the European market. The acquisition will also enable Albumprinter’s customers to benefit from a much expanded product offering of personalized products that Vistaprint produces.
“We look forward to welcoming the Albumprinter team and to combining our talent and strengths in support of customers throughout Europe. Albumprinter brings a company culture focused on customer satisfaction, intuitive user interface software, strong photo book manufacturing experience, a premium brand and a solid financial profile,” said Robert Keane, president and chief executive officer of Vistaprint.
Albumprinter Chief Executive Officer Kees Arends added, “We expect to provide a product line and expertise that complement Vistaprint’s current offerings and geographic reach in the European market. As a company with a similar focus on core capabilities, we are excited about further development of our products and services in order to address what we believe to be a large and growing opportunity. This combination should enable us to even better serve a growing group of satisfied customers.”
Subject to satisfaction of various closing conditions, Vistaprint will acquire Albumprinter for €60 million in cash, with a further €5 million to be paid in cash if Albumprinter meets certain financial targets in calendar year 2012. In addition, Albumprinter management and employees will join the Vistaprint team, but will continue to operate under the Albumprinter brands. The transaction is expected to be completed within one month.
Vistaprint expects to pay the purchase price for Albumprinter using cash on hand and borrowings under a new credit facility. On October 21, 2011, Vistaprint entered into a $250 million senior unsecured revolving credit facility with JPMorgan Chase Bank, N.A., as administrative agent; HSBC Bank USA, National Association, as syndication agent; RBS Citizens, N.A., as documentation agent; J.P. Morgan Securities LLC, as sole bookrunner and sole lead arranger; and the bank lenders who signed the credit agreement. The maturity date of the credit facility is October 21, 2016. Any borrowings under the facility will bear interest at LIBOR plus 1.25% to 1.50%, depending on the ratio of Vistaprint’s consolidated indebtedness to its consolidated earnings before interest, taxes, depreciation and amortization (EBITDA). The credit agreement evidencing the facility contains customary representations, warranties, covenants and events of default.
Vistaprint expects this transaction to be modestly dilutive to its GAAP earnings per share in fiscal 2012 and accretive in fiscal 2013. Vistaprint expects this transaction to be accretive in fiscal 2012 to non-GAAP earnings per share, which excludes share based compensation, acquisition-related amortization of intangibles, and write downs of acquisition-related intangible assets, goodwill, inventory, or other assets, if any. Vistaprint will provide updated detailed guidance upon the close of the transaction.
Vistaprint has posted additional information about the transaction, including a presentation and accompanying remarks, on the Investor Relations section of its web site at ir.vistaprint.com.
About Vistaprint
Vistaprint N.V. (Nasdaq:VPRT) empowers more than 11 million micro businesses and consumers annually with affordable, professional options to make an impression. With a unique business model supported by proprietary technologies, high-volume production facilities, and direct marketing expertise, Vistaprint offers a wide variety of products and services that micro businesses can use to expand their business. A global company, Vistaprint employs over 2,800 people, operates 24 localized websites globally and ships to more than 130 countries around the world. Vistaprint’s broad range of products and services are easy to access online, 24 hours a day at www.vistaprint.com.
About Albumprinter
Albumprinter is one of the leading European online photo book companies, targeting customers in the Netherlands, Belgium, the UK, Germany, France, Sweden and Norway. Since its launch in 2003, Albumprinter has serviced more than 2 million consumers in Europe with its photo product proposition. The Company operates the Albelli, Bonusprint and Önskefoto consumer brands to exclusively serve consumers directly, and serves leading retailers through an indirect model.
Vistaprint and the Vistaprint logo are trademarks of Vistaprint N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.
This press release contains statements about our future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including but not limited to the closing of Vistaprint’s acquisition of Albumprinter and the effect of the acquisition on Vistaprint’s financial results and both companies’ businesses. Actual results may differ materially from those indicated by these forward-looking statements. If either company fails to satisfy the conditions to the closing of the transaction, then the acquisition may be delayed or may not close at all. In addition, the acquisition may fail to meet the companies’ business and financial expectations if, among other factors, the companies fail to retain their current customers and attract new customers, Vistaprint’s customers do not buy as many of Albumprinter’s products as expected, the companies fail to develop new and enhanced products and services, key employees of Vistaprint or Albumprinter leave the company, Vistaprint fails to make planned investments in its or Albumprinter’s business or those investments do not have the anticipated effects on Vistaprint’s or Albumprinter’s business, competitors succeed in taking sales away from the companies’ products and services, the integration of Albumprinter’s systems and operations is more costly than anticipated, or there are unfavorable changes in currency exchange rates or general economic conditions. You can also find other factors described in our Form 10-K for the fiscal ended June 30, 2011 and the other documents we periodically file with the U.S. Securities and Exchange Commission.
In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations, beliefs and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.